Exhibit 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com
News Release	On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL SECOND QUARTER RESULTS
Sales $45.9 million; Net income $0.7 million
PHOENIX, October 28, 2010 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months of its fiscal year 2011 ended September 30, 2010.
Net sales for the second quarter of fiscal 2011 totaled $45,888,000, up 56% from $29,377,000 for the second quarter of fiscal year 2010. The current quarter results include the Fleetwood Homes operations which, as previously reported, were acquired on August 17, 2009, and from that date forward were included in the results of the second quarter of fiscal year 2010.
Net income attributable to Cavco stockholders for the fiscal 2011 second quarter was $680,000 compared to a net loss of $163,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.10 versus basic and diluted net loss per share of $0.03 last year.
For the first six months of fiscal 2011, net sales increased 117% to $93,393,000 from $42,972,000 for the comparable prior year period. Net income attributable to Cavco stockholders for the first half of fiscal 2011 was $1,198,000 compared to a net loss of $1,612,000 last year. For the six months ended September 30, 2010, net income per share based on basic and diluted weighted average shares outstanding was $0.18 versus basic and diluted net loss per share of $0.25 for the prior year period.
Referring to the fiscal second quarter results, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “We achieved profitability in a very difficult market environment. Consistent with industry trends, Cavco’s incoming order rates were soft during the quarter and order backlogs were reduced. We have placed a consistent focus on developing synergies among all operations to improve sales and margins since the Fleetwood Homes business combination one year ago. This quarter’s margin was 15.6%, nearly an 11% improvement over the gross margin of 14.1% in the same quarter last year, and approximately 15% higher than the most recent June 2010 quarter margin of 13.6%.”
Mr. Stegmayer continued, “The availability of home mortgage lending remains very constrained. Furthermore, the complexities in obtaining suitable appraisals, more onerous underwriting guidelines, and ongoing regulatory changes are additional difficulties consumers face in obtaining home loans and are key obstacles negatively affecting company and industry-wide sales. The low levels of consumer confidence in the nation’s economy also create buyer hesitation. A third significant challenge is the inability of some potential buyers to sell their existing home, a step generally necessary before they will buy a new home.”
During the second quarter of fiscal 2011, Mr. Stegmayer was elected Chairman of the Manufactured Housing Institute (“MHI”), the factory-built home industry’s national trade organization, to serve for a two-year term. “MHI’s primary role is to assist the entire industry in working with government regulatory authorities to assure the availability of high quality, affordable homes for people throughout the country. I look forward to this additional opportunity to help further the industry’s endeavors and those of our company,” Mr. Stegmayer said.

Cavco’s senior management will hold a conference call to review these results tomorrow, October 29, 2010, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is one of the largest producers of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The Company is also a leading producer of park model homes and vacation cabins in the United States.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes and any future acquisition or attain the anticipated benefits; the risk that the acquisition of Fleetwood Homes and other future acquisitions may adversely impact our liquidity; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2010 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2010	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$70,986	$74,988
Restricted cash	85	227
Accounts receivable	8,560	9,428
Inventories	15,827	15,751
Prepaid expenses and other current assets	5,552	6,278
Deferred income taxes	5,625	6,240

Total current assets	106,635	112,912

Property, plant and equipment, at cost:
Land	16,194	16,194
Buildings and improvements	20,257	20,345
Machinery and equipment	11,257	10,983

	47,708	47,522
Accumulated depreciation	(10,565)	(9,933)

	37,143	37,589

Inventory finance notes receivable, net	21,201	12,929
Goodwill and other intangibles, net	68,886	68,912

Total assets	$233,865	$232,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,754	$5,375
Accrued liabilities	27,824	26,919

Total current liabilities	31,578	32,294

Deferred income taxes	19,557	19,694

Commitments and contingencies

Cavco Industries, Inc. stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,542,026 and 6,541,684 shares, respectively	65	65
Additional paid-in capital	127,479	127,152
Retained earnings	19,757	18,559

Total Cavco Industries, Inc. stockholders’ equity	147,301	145,776

Noncontrolling interest	35,429	34,578

Total equity	182,730	180,354

Total liabilities and stockholders’ equity	$233,865	$232,342

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$45,888	$29,377	$93,393	$42,972
Cost of sales	38,709	25,229	79,773	38,730

Gross profit	7,179	4,148	13,620	4,242
Selling, general and administrative expenses	5,489	4,541	10,725	7,010

Income (loss) from operations	1,690	(393)	2,895	(2,768)
Interest income	266	29	446	56

Income (loss) before income taxes	1,956	(364)	3,341	(2,712)
Income tax (expense) benefit	(757)	142	(1,292)	1,041

Net income (loss)	1,199	(222)	2,049	(1,671)
Less: net income (loss) attributable to noncontrolling interest	519	(59)	851	(59)

Net income (loss) attributable to Cavco Industries, Inc. common stockholders	$680	$(163)	$1,198	$(1,612)

Net income (loss) per share attributable to Cavco
Industries, Inc. common stockholders:
Basic	$0.10	$(0.03)	$0.18	$(0.25)

Diluted	$0.10	$(0.03)	$0.18	$(0.25)

Weighted average shares outstanding:
Basic	6,541,951	6,507,547	6,541,846	6,507,225

Diluted	6,747,116	6,507,547	6,763,020	6,507,225

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales
Manufacturing	$44,030	$28,736	$90,049	$41,702
Retail	2,690	2,106	5,560	4,123
Less: Intercompany	(832)	(1,465)	(2,216)	(2,853)

Net sales	$45,888	$29,377	$93,393	$42,972

Floors sold — manufacturing	1,919	1,203	3,968	1,715

Average sales price per floor — manufacturing	$22,944	$23,887	$22,694	$24,316

Homes sold — manufacturing	1,215	780	2,528	1,158

Average sales price per home — manufacturing	$36,239	$36,841	$35,621	$36,012

Homes sold — retail	37	26	67	59

Capital expenditures	$220	$147	$459	$157

Depreciation	$328	$225	$653	$509

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